EXHIBIT 4.3


                               NEUREX CORPORATION

                        1997 EMPLOYEE STOCK PURCHASE PLAN


                              Adopted May 15, 1997


1.       Purpose.

         (a) The purpose of the Plan is to provide a means by which employees of Neurex Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph (b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.       Administration.

         (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

                  (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

                  (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iv)     To amend the Plan as provided in paragraph 13.

                  (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee") who are non-employee directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as from time to time in effect. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

         (d) The term "non-employee director" as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), who is not at the time he or she exercises discretion in administering the Plan receiving annual compensation exceeding $60,000, either directly or indirectly, from the Company for services rendered as a consultant or in any capacity other than as a Board member, and does not have an interest in any transaction with the Company involving an amount exceeding $60,000. Any such person shall otherwise comply with the requirements of Rule l6b-3 promulgated under the Exchange Act as from time to time in effect.

3.       Shares Subject To The Plan.

         (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate four hundred thousand (400,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the open market or otherwise.

4.       Grant Of Rights; Offering.

         The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.       Eligibility.

         (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

         (b) A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board in the selection of a director as a person to whom rights may be granted, or in the determination of the number of shares that may be covered by rights granted to a director, a majority of the Board and a majority of the directors acting in such matter are non-employee directors, as defined in subparagraph 2(d). The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect.

         (c) No employees shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock that such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

         (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

6.       Rights; Purchase Price.

         (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to ten percent (10%) of such employee's Base Compensation (as defined in paragraph 7(a)) during the period that begins on the Offering Date and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each such Offering, the Board or the Committee may specify a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

         (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

                   (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date, or

                   (ii) an amount equal to eight-five percent (85%) of the fair market value of the stock on the date of purchase.

         For purposes of this paragraph 6(b), "fair market value" shall be determined by reference to the opening price of a share of the Company's Common Stock as quoted on the NASDAQ National Market System.

7.       Participation; Withdrawal; Termination.


         (a) An eligible employee may become a participant in an Offering by delivering an agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to ten percent (10%) of such employee's Base Compensation (for purposes of calculating Base Compensation, the Administrator, in its discretion, may use current or historical compensation). Base Compensation is defined as total cash compensation, including gross, regular compensation, including any bonuses and sales commissions paid pursuant to recurring compensation plans, and excluding overtime pay, profit sharing, any special, non-recurring payments for extraordinary services, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, signing bonuses, business and moving expense reimbursements, income received in connection with stock options, and contributions made by the Company under any employee benefit plan. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. At any time during the Purchase Period a participant may terminate his or her payroll deductions. A participant may not increase the percentage rate of deduction or begin such payroll deductions effective for a given Offering after the beginning of the Purchase Period for that Offering. A participant may not make any additional payments into his or her account unless expressly provided for in the Offering. An eligible employee may not participate in an Offering if he or she is concurrently participating in an offering under another "employee stock purchase plan" of the Company as that term is defined in Section 423(b) of the Code.


         (b) If a participant terminates his or her payroll deduction, such participant may withdraw from the Offering by delivering to the Company a notice of withdrawal. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the Offering by a participant, the Company shall distribute as soon as practical to such participant all of his or her accumulated payroll deductions under the Offering without interest, and such participant's rights in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in other Offerings under the Plan.

         (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions, without interest.

         (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

8.       Exercise.

         (a) On the last business day prior to the end of the Purchase Period (the "Exercise Date"), each participant's accumulated payroll deductions will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares that is less than the amount required to purchase one share of stock on the Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares in the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to such participant after such Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares that is equal to an amount that would be sufficient to purchase whole shares of stock on the Exercise Date of an Offering shall be distributed in full to such participant after such Exercise Date, without interest.

         (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If, on an Exercise Date of any Offering hereunder, the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Purchase Period shall be distributed to the participants, without interest.

9.       Covenants Of The Company.

         (a) During the terms of the rights granted under the Plan, the Company shall keep available for issuance at all times the number of shares of stock required to satisfy such rights.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.      Use Of Proceeds From Stock.

         Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.      Rights As A Stockholder.

         A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

12.      Adjustments Upon Changes In Stock.

         (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding rights.

         (b) In the event of: (1) a dissolution  or  liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash of otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any surviving corporation shall assume outstanding rights or substitute similar rights for those under the Plan, such rights shall continue in full force and effect, or such rights shall terminate.

13.      Amendment Of Plan.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

                   (i) Increase the number of shares reserved for rights under the Plan; or

                   (ii)   Modify   the   provisions   as  to   eligibility   for
participation in the Plan; or

                  (iii)   Materially   increase   the   benefits   accruing   to
participants under the Plan, if such approval is required in order for the Plan to comply with the requirements of Rule 16b-3 under the Exchange Act.

         It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employers with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

         (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted.

14.     Termination Or Suspension Of The Plan.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

15.      Effective Date Of Plan.

         The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the stockholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.